NEWS RELEASE
CONTACT:	6110 Executive Blvd., Suite 800
William T. Camp	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

April 26, 2012
WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES FIRST QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, D.C. region, reported financial and operating results today for the quarter ended March 31, 2012:

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Core Funds from Operations(1), defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt and impairment, was $31.2 million, or $0.47 per diluted share for the quarter ended March 31, 2012, compared to $32.2 million, or $0.49 per diluted share for the prior year period. FFO for the quarter ended March 31, 2012 was $31.2 million, or $0.47 per share, compared to $30.5 million, or $0.46 per share, in the same period one year ago.

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Net income attributable to the controlling interests for the quarter ended March 31, 2012 was $5.2 million, or $0.08 per diluted share, compared to $4.7 million, or $0.07 per diluted share, in the same period one year ago. Included in first quarter 2011 net income are acquisition costs of $1.6 million, or $0.03 per share.

Operating Results

The Company's overall portfolio Net Operating Income (“NOI”)(2) was $50.5 million compared to $46.0 million in the same period one year ago and $50.6 million in the fourth quarter of 2011. Overall portfolio physical occupancy for the first quarter was 89.7%, compared to 88.5% in the same period one year ago and 90.8% in the fourth quarter of 2011.

Same-store(3) portfolio physical occupancy for the first quarter was 90.1%, compared to 91.8% in the same period one year ago. Sequentially, same-store physical occupancy decreased 120 basis points (bps) compared to the fourth quarter of 2011. Same-store portfolio NOI for the first quarter decreased 1.1% and rental rate growth was 1.3% compared to the same period one year ago.

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Multifamily: 16.0% of Total NOI - Multifamily properties' same-store NOI for the first quarter increased 5.2% compared to the same period one year ago. Rental rate growth was 4.0% while same-store physical occupancy decreased 10 bps to 95.2%. Sequentially, same-store physical occupancy increased 30 bps compared to the fourth quarter of 2011.

Washington Real Estate Investment Trust

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Office: 49.0% of Total NOI - Office properties' same-store NOI for the first quarter decreased 6.4% compared to the same period one year ago. Rental rate growth was 0.3% while same-store physical occupancy decreased 340 bps to 85.9%, primarily due to the previously announced expiration and move-out of Sun Microsystems/Oracle at 7900 Westpark Drive at the end of 2011. Sequentially, same-store physical occupancy decreased 270 bps compared to the fourth quarter of 2011.

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Medical: 15.2% of Total NOI - Medical office properties' same-store NOI for the first quarter increased 1.5% compared to the same period one year ago. Rental rate growth was 1.8% while same-store physical occupancy decreased 280 bps to 90.7%. Sequentially, same-store physical occupancy increased 10 bps compared to the fourth quarter of 2011.

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Retail: 19.8% of Total NOI - Retail properties' same-store NOI for the first quarter increased 4.1% compared to the same period one year ago. Rental rate growth was 0.9% while same-store physical occupancy increased 40 bps to 92.4%. Sequentially, same-store physical occupancy decreased 40 bps compared to the fourth quarter of 2011.

Leasing Activity

During the first quarter, WRIT signed commercial leases for 217,979 square feet with an average rental rate increase of 8.6% over expiring lease rates on a GAAP basis, an average lease term of 5.7 years, tenant improvement costs of $19.08 per square foot and leasing costs of $12.56 per square foot.

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Rental rates for new and renewed office leases increased 10.0% to $31.87 per square foot, with $21.57 per square foot in tenant improvement costs and $17.35 per square foot in leasing costs. Weighted average term for new and renewed leases was 5.6 years.

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Rental rates for new and renewed medical office leases increased 5.8% to $29.94 per square foot, with $17.65 per square foot in tenant improvement costs and $5.29 per square foot in leasing costs. Weighted average term for new and renewed leases was 5.3 years.

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Rental rates for new and renewed retail leases increased 7.1% to $15.13 per square foot, with no tenant improvement costs and $0.73 per square foot in leasing costs. Weighted average term for new and renewed leases was 8.3 years.

Dividends

On March 30, 2012, WRIT paid a quarterly dividend of $0.43375 per share for its 201st consecutive quarterly dividend at equal or increasing rates.

Conference Call Information

The Conference Call for 1st Quarter Earnings is scheduled for Friday, April 27, 2012 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until May 11, 2012 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-660-6853
International Toll Number:        1-201-612-7415
Account:                286
Conference ID:                390948

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT's website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties

Washington Real Estate Investment Trust

in the greater Washington metro region. WRIT owns a diversified portfolio of 71 properties totaling approximately 9 million square feet of commercial space and 2,540 residential units, and land held for development. These 71 properties consist of 26 office properties, 18 medical office properties, 16 retail centers and 11 multifamily properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: WRIT's press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2011 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WRIT's operating portfolio and affect the comparative measurement of WRIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) real estate impairment not already excluded from FFO and (3) costs related to the acquisition of properties, as appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT's ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
	1st QTR	1st QTR	1st QTR	1st QTR
Segment	2012	2011	2012	2011
Multifamily	95.2%	95.3%	95.2%	95.3%
Office	85.9%	89.3%	86.3%	89.1%
Medical Office	90.7%	93.5%	87.1%	88.3%
Retail	92.4%	92.0%	92.9%	92.0%
Industrial	—%	—%	—%	80.2%

Overall Portfolio	90.1%	91.8%	89.7%	88.5%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of the current and prior year reporting periods. For Q1 2012 and Q1 2011, same-store properties exclude:
Residential Acquisitions: none;
Office Acquisitions: 1140 Connecticut Ave, 1227 25th Street, Braddock Metro Center and John Marshall II;
Medical Office Acquisition: Lansdowne Medical Office Building;
Retail Acquisition: Olney Village Center.

Also excluded from Same-Store Properties in Q1 2012 and Q1 2011 are:
Held for Sale and Sold Properties: Dulles Station, Phase I and the Industrial Portfolio (all industrial properties and the Crescent and Albemarle Point).

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
OPERATING RESULTS	2012	2011
Revenue
Real estate rental revenue	$76,499	$69,204
Expenses
Real estate expenses	26,013	23,253
Depreciation and amortization	25,994	21,894
General and administrative	3,606	3,702
	55,613	48,849
Real estate operating income	20,886	20,355
Other income (expense):
Interest expense	(15,895)	(16,893)
Other income	244	306
Acquisition costs	(54)	(1,649)
	(15,705)	(18,236)

Income from continuing operations	5,181	2,119

Discontinued operations:
Income (loss) from operations of properties sold or held for sale	—	2,569
Net income	5,181	4,688
Less: Net income attributable to noncontrolling interests in subsidiaries	—	(23)
Net income attributable to the controlling interests	$5,181	$4,665

Income from continuing operations attributable to the controlling interests	5,181	2,119
Continuing operations real estate depreciation and amortization	25,994	21,894
Funds from continuing operations(1)	$31,175	$24,013

Income (loss) from operations of properties sold or held for sale attributable to the controlling interests	—	2,546
Real estate impairment	—	599
Discontinued operations real estate depreciation and amortization	—	3,355
Funds from discontinued operations	—	6,500

Funds from operations(1)	$31,175	$30,513

Tenant improvements	(4,066)	(2,370)
External and internal leasing commissions capitalized	(2,557)	(2,232)
Recurring capital improvements	(1,539)	(691)
Straight-line rents, net	(992)	(657)
Non-cash fair value interest expense	228	179
Non real estate depreciation & amortization of debt costs	1,008	874
Amortization of lease intangibles, net	—	(278)
Amortization and expensing of restricted share and unit compensation	1,405	1,257
Funds available for distribution(4)	$24,662	$26,595

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended March 31,
Per share data attributable to the controlling interests:		2012	2011
Income from continuing operations	(Basic)	$0.08	$0.03
	(Diluted)	$0.08	$0.03
Net income	(Basic)	$0.08	$0.07
	(Diluted)	$0.08	$0.07
Funds from continuing operations	(Basic)	$0.47	$0.36
	(Diluted)	$0.47	$0.36
Funds from operations	(Basic)	$0.47	$0.46
	(Diluted)	$0.47	$0.46

Dividends paid		$0.4338	$0.4338

Weighted average shares outstanding		66,194	65,885
Fully diluted weighted average shares outstanding		66,328	65,907

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	March 31, 2012	December 31, 2011
Assets
Land	$472,196	$472,196
Income producing property	1,947,630	1,934,587
	2,419,826	2,406,783
Accumulated depreciation and amortization	(556,833)	(535,732)
Net income producing property	1,862,993	1,871,051
Development in progress	44,236	43,089
Total real estate held for investment, net	1,907,229	1,914,140
Cash and cash equivalents	17,809	12,765
Restricted cash	21,922	19,424
Rents and other receivables, net of allowance for doubtful accounts of $9,653 and $8,921 respectively	54,727	53,828
Prepaid expenses and other assets	114,859	120,601
Total assets	$2,116,546	$2,120,758

Liabilities
Notes payable	$657,562	$657,470
Mortgage notes payable	426,485	427,710
Lines of credit	109,000	99,000
Accounts payable and other liabilities	57,766	51,145
Advance rents	15,065	13,739
Tenant security deposits	8,949	8,862
Total liabilities	1,274,827	1,257,926

Equity
Shareholders' equity
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 66,310 and 66,265 shares issued and 66,309 and 66,265 shares outstanding at March 31, 2012 and December 31, 2011, respectively	662	662
Additional paid-in capital	1,141,062	1,138,478
Distributions in excess of net income	(303,815)	(280,096)
Total shareholders' equity	837,909	859,044

Noncontrolling interests in subsidiaries	3,810	3,788
Total equity	841,719	862,832

Total liabilities and equity	$2,116,546	$2,120,758

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Quarter Ended March 31, 2012	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$8,065	$19,778	$7,618	$8,962	$44,423
Add: Net operating income from non-same-store properties(3)	—	4,957	66	1,040	6,063
Total net operating income(2)	$8,065	$24,735	$7,684	$10,002	$50,486
Add/(deduct):
Other income					244
Acquisition costs					(54)
Interest expense					(15,895)
Depreciation and amortization					(25,994)
General and administrative expenses					(3,606)
Income (loss) from operations of properties sold or held for sale					—
Net income					5,181
Less: Net income attributable to noncontrolling interests in subsidiaries					—
Net income attributable to the controlling interests					$5,181

Quarter Ended March 31, 2011	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$7,665	$21,123	$7,505	$8,605	$44,898
Add: Net operating income from non-same-store properties(3)	—	1,096	(43)	—	1,053
Total net operating income(2)	$7,665	$22,219	$7,462	$8,605	$45,951
Add/(deduct):
Other income					306
Acquisition costs					(1,649)
Interest expense					(16,893)
Depreciation and amortization					(21,894)
General and administrative expenses					(3,702)
Income (loss) from operations of properties sold or held for sale					2,569
Net income					4,688
Less: Net income attributable to noncontrolling interests in subsidiaries					(23)
Net income attributable to the controlling interests					$4,665

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented:
		Three Months Ended March 31,
		2012	2011
Net income attributable to the controlling interests		$5,181	$4,665
Add/(deduct):
Real estate depreciation and amortization		25,994	21,894
Discontinued operations:
Real estate impairment		—	599
Real estate depreciation and amortization		—	3,355
Funds from operations(1)		31,175	30,513
Add/(deduct):
Acquisition costs		54	1,649
Core funds from operations(1)		$31,229	$32,162

		Three Months Ended March 31,
Per share data attributable to the controlling interests:		2012	2011
Funds from operations	(Basic)	$0.47	$0.46
	(Diluted)	$0.47	$0.46
Core FFO	(Basic)	$0.47	$0.49
	(Diluted)	$0.47	$0.49

Weighted average shares outstanding		66,194	65,885
Fully diluted weighted average shares outstanding		66,328	65,907